UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019 (July 10, 2019)

Jialijia Group Corporation Limited

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333- 209900	35-2544765
(State or Other Jurisdiction of	(Commission File Number)	I.R.S. Employer
Incorporation or Organization)		Identification No.

Room 402, Unit B, Building 5, Guanghua Community

Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-519) 8980-1180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2019, Jialijia Group Corporation Limited (the “Company”) entered into a share purchase/exchange agreement (the “Exchange Agreement”) with Huazhongyun Group Co., Limited (“Huazhongyun”) and Jin Na, the sole shareholder of Huazhongyun (the “Shareholder”) and the Chief Executive Officer of the Company. Huazhongyun owns 6,000,000 shares (the “Company Shares”) of the Company, which represent approximately 82% of the shares of the Company’s common stock, issued and outstanding, par value $0.001 per share. The Shareholder owns an aggregate of 10,000 ordinary shares of Huazhongyun (“Huazhongyun Shares”), which constitute all of the issued and outstanding shares of Huazhongyun.

Pursuant to the Exchange Agreement, among other matters, the Shareholder will sell and transfer all of the Huazhongyun Shares in exchange for all of the Company Shares. As a result, the Shareholder will directly own the Company Shares, which represent approximately 82% of the issued and outstanding shares of the Company’s common stock and Huazhongyun will become a wholly-owned subsidiary of the Company.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and hereby incorporated by reference into this item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description
10.1	Share Purchase/Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIALIJIA GROUP CORPORATION LIMITED

Dated: July 12, 2019	BY:	/s/ Jin Na
Jin Na
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting officer), President

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